AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                         KNOWLEDGELINK INTERACTIVE, INC.

         KnowledgeLink Interactive, Inc., a Delaware corporation having its principal Delaware office in Wilmington, Delaware (the "Corporation") hereby certifies to the Secretary of State of the State of Delaware that:

         FIRST: The name of the Corporation is KnowledgeLink Interactive, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 29, 1997.

         SECOND: This Amended and Restated Certificate of Incorporation (the "Certificate") was duly adopted and declared advisable by unanimous written consent of the Board of Directors in accordance with the applicable provisions of Sections 242 and 141 of the General Corporation Law of the State of Delaware.

         THIRD: The stockholders of the Corporation duly adopted this Certificate in a Special Meeting of the stockholders in accordance with the applicable provisions of Sections 211, 242 and 245 of the General Corporation Law of the State of Delaware.

         FOURTH: The Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               POWERIZE.COM, INC.

         FIRST. Name. The name of the Corporation is Powerize.com, Inc.

         SECOND. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time, (the "DGCL") and to possess and exercise all of the powers and privileges granted by such law and other laws of Delaware.

         FOURTH. Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 65,000,000 shares. The authorized capital stock is divided into 50,000,000 shares of common stock, with the par value of $.0001 each (the "Common Stock") and 15,000,000 shares of preferred stock, with the par value of $.0001 each (the "Preferred Stock"). Stockholders shall not have preemptive rights to acquire additional shares of stock of any class which the Corporation may elect to issue or sell.

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         (b) Common Stock. Subject to all of the rights of the holders of
Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or provided for by the DGCL, each holder of Common Stock shall have one vote per share of Common Stock held by such holder on all matters on which holders of Common Stock are entitled to vote and shall have the right to receive notice of and to vote at all meetings of the stockholders of the Corporation. The holders of Common Stock shall have the right to receive dividends as and if declared by the Board of Directors in its sole discretion, subject to any limitations on the declaring of dividends imposed by the DGCL or the rights of holders of Preferred Stock provided for by resolutions or resolutions of the Board of Directors pursuant to this Article FOURTH.

         (c) Preferred Stock. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the DGCL, to authorize the issuance of one or more classes of Preferred Stock and, with respect to each such class, to fix by resolution or resolutions providing for the issue of such class, the voting powers, full or limited, if any, of the shares of such class, the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class thereof shall include, but not be limited to, the determination or fixing of the following:

                      (i) the designation of such class;

                      (ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

                    (iii) the dividend rate of such class, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                      (iv) whether the shares of such class shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                      (v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class;

                      (vi) whether the shares of such class shall be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other securities of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

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                      (vii) the extent, if any, to which the holders of shares
of such class shall be entitled to vote with respect to the election of directors or otherwise;

                      (viii) the restrictions, if any, on the issuance or reissuance of any additional Preferred Stock;

                      (ix) the rights of the holders of the shares of such class upon the dissolution of, voluntary or involuntary liquidation, winding up or the distribution of assets of the Corporation; and

                      (x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class.

         (d) Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or by the DGCL, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the DGCL, other applicable laws and this Certificate.

         FIFTH. Term. The Corporation is to have perpetual existence.

         SIXTH. Management of the Affairs of the Corporation. (a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate or by the Amended and Restated By-laws of the Corporation (the "By-laws").

         (b) The following provisions are inserted for the limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                      (i) The Board of Directors shall have the power to make, alter, amend, change or repeal the By-laws by the affirmative vote of a majority of the members of the Board of Directors then in office. In addition, the By-laws may be made, altered, amended, changed or repealed by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66-2/3% of the outstanding capital stock entitled to vote thereon.

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                      (ii) The number of directors of the Corporation shall be
as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         The term of a director elected to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this clause (b) of Article SIXTH unless expressly provided by such terms.

                      (iii) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time by the stockholders of the Corporation, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this paragraph as one class.

                      (iv) The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

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         SEVENTH. Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article SEVENTH.

         Any repeal of or amendment to this Article SEVENTH shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

         EIGHTH. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide.

         NINTH. Corporate Records. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.

         TENTH. Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate and in any certificate amendatory hereof, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders or others hereunder or thereunder are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, clause (b) of Article SIXTH or this Article TENTH of this Certificate.

         ELEVENTH . Indemnification. (a) The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts

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paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         (b) Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article ELEVENTh, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         (c) The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

         (d) The indemnification rights provided in this Article ELEVENTH (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article ELEVENTH.

         This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware.

         I, THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and, accordingly, have hereunto set my hand this 29th day of December, 1997.

                                                 /s/ Wm. David Chalk
                                                 ------------------------
                                                 Wm. David Chalk
                                                 -------------------------
                                                 Sole Incorporator

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be signed by its President and attested to by its Secretary this 8th day of April, 1999.

                                                 KNOWLEDGELINK INTERACTIVE, INC.

                                                 By:  /s/ Mark A. Gaertner
                                                    ---------------------------
                                                    Mark A. Gaertner, President

Attested:  /s/ Ted S. Bagheri
         -------------------------
         Ted S. Bagheri, Secretary

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